As filed with the Securities and Exchange Commission on January 31, 2002

Commission File Number ____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAN HOLDINGS, INC.
(Exact name of Registrant as specified in charter)

            Colorado                                                                                              84-0907969
(State of incorporation)                                                                   (I.R.S. Employer ID Number)

.

900 W. Castleton Road, Suite 100, Castle Rock, CO 80104
(Address of principal executive offices)

2000 Stock Option Plan
2001 Stock Option Plan
(Full title of the Plan)

John Jenkins, CEO, San Holdings, Inc., 900 W. Castleton Road, Suite 100, Castle Rock, CO 8010
(Name, address and telephone number of agent for service)

Copies to:
Donna A. Key, Esq.
Key Law Firm, PC
1120 Lincoln Street
Chancery Building, Suite 1000
Denver, Colorado 80203
Phone: (303) 864-9000

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                                    CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                      PROPOSED        PROPOSED
       TITLE OF                        AMOUNT          MAXIMUM         MAXIMUM       AMOUNT OF
     SECURITIES TO                      TO BE      OFFERING PRICE     AGGREGATE    REGISTRATION
     BE REGISTERED                   REGISTERED     PER SHARE (1)   OFFERING (2)      FEE (3)
==================================================================================================
Common Stock, no value
per share                              6,500,000        $0.96        $6,240,000       $ 575
==================================================================================================
[1]	This filing registers 6,500,000 shares of Registrant’s common stock, no par value per share (the “Common Stock”), reserved for issuance upon exercise of Options granted pursuant to the Registrant's 2000 and 2001 Stock Option Plans (the “Plans”).

[2]	Estimated solely for purposes of calculating the registration fee in accordance with the Securities Act of 1933, as amended, based on the closing price for the Common Stock in the over-the-counter market on January 30, 2002.

[3]	Calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended (the “Act”), and Securities and Exchange Commission (“SEC”) Rules 457(h) & 457(c) promulgated under the Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Item 1 of this Form is included in documents sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Act”). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Commission on April 2, 2001 and Form 10-KSB/A No. 1 filed with the Commission on April 30, 2001, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Exchange Act Sections 13(a) or 15(d) since the end of the year ended December 31, 2000; and

(c)	The description of the Common Stock contained in the Registrant’s Form 10 Registration Statement under the Securities Exchange Act of 1934, SEC File No. 000-16423, as such form may be amended to update such description.

        All documents filed by the Registrant subsequent to those listed in Item 3(a) - (c) above pursuant to Exchange Act Sections 13(a), 13(c), 14 and 15(d), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.   Not applicable.

Item 5. Interests of Named Experts and Counsel.   Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Colorado law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association or other entity.

        Colorado law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and attorneys’ fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which the director, officer, employee or agent may be a party, provided he shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or (b) in the case of a criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify a director, officer, employee or agent for reasonable expenses incurred in connection with the suit (a) if the persons acted in good faith and in a manner in or not opposed to the best interests of the corporation, and (b) if found liable to the corporation, only if ordered by a court of law. This section is not exclusive of any other indemnification rights that a corporation may grant to its directors, officers, employees or agents.

        The Company’s Articles provide for mandatory indemnification of directors and officers to the fullest extent permitted by, and in accordance with, Colorado law, and permit indemnification of other persons to the extent authorized from time to time by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition, provided there is an agreement to repay all amounts so advanced if it is ultimately determined that the person is not entitled to be indemnified for such expenses.

        The aforementioned indemnification provisions under Colorado law are non-exclusive. Indemnification of directors of a Colorado corporation is governed by statute but a Colorado corporation may grant additional or greater indemnification rights to officers, employees, fiduciaries and agents through its bylaws, or through an agreement, a vote of shareholders, or a vote of disinterested directors, both as to action in a person’s official capacity, and as to action in another capacity while holding office. A Colorado corporation may also have the power to purchase insurance or other similar protection against liability whether or not the person was entitled to indemnification as described in the section above.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        Colorado law provides that a company may elect in its articles of incorporation to limit or eliminate the potential monetary liability of directors to a company or its shareholders because of their breach of the fiduciary duty of care as directors, and the Company’s articles include this provision. The provision does not limit or eliminate liability of a director for: disloyalty to the corporation or its shareholders; failing to act in good faith; engaging in intentional misconduct or a knowing violation of law; obtaining an improper personal benefit from the company; or approving payment of a dividend, a stock repurchase, a distribution of assets to shareholders during liquidation or the making or guaranteeing of a loan to a director, to the extent that any such actions are illegal under Colorado law.

Item 7. Exemption from Registration Claimed.   Not applicable.

Item 8. Exhibits.   The The following exhibits are filed as part of this registration statement.

4.1	Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001, and incorporated herein by reference).

4.2	Bylaws, as amended (filed as Exhibit 3.2 to the Annual Report on Form 10-KSB for the year ended December 31, 1999, and incorporated herein by reference).

5.1	Opinion and Consent of counsel - Key Law Firm P.C. (regarding legality of the securities being registered)

23.1	Consent of Key Law Firm P.C. (included in Exhibit 5.1)

23.2	Consent of CPA - Causey Demgen & Moore Inc.

23.3	Consent of CPA - Larry O’Donnell, CPA, P.C.

24.1	Power of Attorney (see signature page of this Registration Statement)

99.1	San Holdings, Inc. 2000 Stock Option Plan.

99.2	San Holdings, Inc. 2001 Stock Option Plan.

Item 9. Undertakings.

        A.   The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	To include any prospectus required by Section 10(a)(3) of the Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therewith, with the SEC, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby rectifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.   The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        C.   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

        The Registrant and each person whose signature to this Registration Statement appears below hereby authorizes John Jenkins and Hugh A. O’Reilly, and each of them, with full power of substitution, to file one or more amendments, which amendments may make such changes they or either of them deem appropriate, and the Registrants and each such person hereby appoints John Jenkins and Hugh A. O’Reilly as attorney-in-fact with full power to act alone, to execute, in the name and on behalf of the Registrants and each such person, individually and in such capacity stated below, and any such amendments.

SIGNATURES

        Pursuant to the requirements of the Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on For S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned officer, thereunto duly authorized, in the City of Castle Rock, Colorado.

                                                                                          SAN HOLDINGS, INC., a Colorado corporation

January 31, 2002                                                               By: /s/ JOHN JENKINS
                                                                                                       John Jenkins, Chief Executive Officer

        Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

        Signature                                                                          Title                                                                          Date

          /s/ JOHN JENKINS                                                      Director & Chief Executive Officer                          January 31, 2002
                John Jenkins

          /s/ FRED T. BUSK III                                                  Director &Chief Operating Officer                           January 31, 2002
                Fred T. Busk III

                                                                                                  Director                                                                         January 31, 2002
                William R. Hipp

                                                                                                  Director                                                                         January 31, 2002
                Robert T. Brooks

          /s/ BRENDAN T. REILLY                                            Director                                                                        January 31, 2002
                Brendan T. Reilly

INDEX TO EXHIBITS

Exhibit Number*                                     Exhibit Title                                                                                                  Page

4.1	Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001, and incorporated herein by reference).

4.2	Bylaws, as amended (filed as Exhibit 3.2 to the Annual Report on Form 10-KSB for the year ended December 31, 1999, and incorporated herein by reference).

5.1	Opinion and Consent of counsel - Key Law Firm P.C. (regarding legality of the securities being registered)

23.1	Consent of Key Law Firm P.C. (included in Exhibit 5.1)

23.2	Consent of CPA - Causey Demgen & Moore Inc.

23.3	Consent of CPA - Larry O’Donnell, CPA, P.C.

24.1	Power of Attorney (see signature page of this Registration Statement)

99.1	San Holdings, Inc. 2000 Stock Option Plan.

99.2	San Holdings, Inc. 2001 Stock Option Plan.

        *   Other exhibits listed in Item 601 of SEC Regulation S-B are not applicable.